Exhibit 99.1

Slack Announces Second Quarter Fiscal Year 2020 Results
Q2FY20 total revenue of $145.0 million up 58% year-over-year
SAN FRANCISCO, September 4, 2019—Slack Technologies, Inc. (NYSE: WORK), the leading global collaboration hub that makes people’s working lives simpler, more pleasant and more productive, today reported financial results for its fiscal quarter ended July 31, 2019.
Management Commentary:
"This is an entirely new category of software enabling a once-in-a-generation shift in the way people work together. We believe channel-based collaboration is so superior to email-based communication for work, that this shift is inevitable," said Stewart Butterfield, Chief Executive Officer and Co-Founder at Slack. "Customers are choosing Slack because we offer a great user experience, a rich application platform and ecosystem, and a growing network for inter-company collaboration via shared channels."
"Revenue growth was 58% year-over-year, despite a one-time revenue headwind from credits issued in the quarter related to service level disruption," said Allen Shim, Chief Financial Officer at Slack. "We remain focused on expansion within existing customers and growing our large enterprise customer base, and ended the quarter with 720 Paid Customers greater than $100,000 in annual recurring revenue, which is up 75% year-over-year."
Second Quarter Fiscal 2020 Financial Highlights:

•	Total revenue was $145.0 million, an increase of 58% year-over-year. Revenue was negatively impacted by $8.2 million of credits related to service level disruption in the quarter.

•	Calculated Billings was $174.8 million an increase of 52% year-over-year.

•
GAAP gross profit was $113.9 million, or 78.5% gross margin, compared to $80.7 million, or 87.7% gross margin, in the second quarter of fiscal year 2019. Non-GAAP gross profit was $126.3 million, or 87.1% gross margin, compared to $80.7 million, or 87.7% gross margin, in the second quarter of fiscal year 2019.

•
GAAP operating loss was $363.7 million, or 251% of total revenue, compared to a $33.7 million loss in the second quarter of fiscal year 2019, or 37% of total revenue. GAAP operating loss includes $307.0 million of stock-based compensation and related employer payroll taxes, primarily related to the satisfaction of the performance vesting condition on outstanding RSUs in connection with Slack's direct listing on June 20, 2019. Non-GAAP operating loss was $55.6 million, or 38% of total revenue, compared to a $32.0 million loss in the second quarter of fiscal year 2019, or 35% of total revenue.

•	GAAP net loss per basic and diluted share was $0.98. Non-GAAP net loss per share was $0.14.

•
Net cash provided by operations was $0.3 million, or 0% of total revenue, compared to cash provided by operations of $1.5 million, or 2% of total revenue, for the second quarter of fiscal year 2019. Free Cash Flow was $(7.9) million, or 5% of total revenue, compared to $(7.7) million, or 8% of total revenue for the second quarter of fiscal year 2019.

Recent Business Highlights:

•	Second Quarter Highlights:

◦	Ended the quarter with over 100,000 Paid Customers, up 37% year-over-year.

◦	Net dollar retention rate was 136%.

◦	The number of Paid Customers greater than $100,000 in annual recurring revenue was 720, up 75% year-over-year.
Financial Outlook:
For the third quarter of fiscal year 2020, Slack currently expects:

•	Total revenue of $154 million to $156 million, representing year-over-year growth of 46% to 48%.

•	Non-GAAP operating loss of $49 million to $47 million.

•	Non-GAAP net loss per share of $0.09 to $0.08, assuming weighted average shares outstanding of 544 million.
For the full fiscal year 2020, Slack currently expects:

•	Total revenue of $603 million to $610 million, representing year-over-year growth of 51% to 52%.

•	Non-GAAP operating loss of $180 million to $176 million, including approximately $30 million of one-time direct listing related expenses.

•	Non-GAAP net loss per share of $0.42 to $0.40, assuming weighted average shares outstanding of 399 million.

•	Calculated Billings of $740 million to $760 million, representing year-over-year growth of 43% to 47%.

•
Free Cash Flow net burn of $100 million to $110 million, including approximately $30 million of one-time direct listing-related expenses and $21 million of one-time direct listing related cash taxes related to RSU vesting.

Non-GAAP Financial Measures
This press release and the accompanying tables contain the following non-GAAP financial measures: calculated billings, free cash flow, non-GAAP gross profit, non-GAAP gross margin, non-GAAP sales and marketing expenses, non-GAAP research and development expenses, non-GAAP general and administrative expenses, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, and non-GAAP net loss per share. Certain of these non-GAAP financial measures exclude stock-based compensation and amortization of intangible assets.
Slack believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Slack’s financial condition and results of operations. Slack’s management uses these non-GAAP measures to compare Slack’s performance to that of prior periods for trend analysis, and for budgeting and planning purposes. Slack believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing Slack’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies.
Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Slack’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Slack urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate Slack’s business.
Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release. Slack has not reconciled its outlook as to non-GAAP operating loss and non-GAAP net loss per share to their most directly comparable GAAP measure because certain items are out of Slack’s control or cannot be reasonably predicted. Accordingly, a reconciliation for forward-looking non-GAAP operating loss and non-GAAP net loss per share is not available without unreasonable effort.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and market positioning. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Slack’s control. Slack’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Slack’s final prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on June 20, 2019. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that Slack makes with the Securities and Exchange Commission from time to time, including its Quarterly Report on Form 10-Q for the quarter ended July 31, 2019. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: Slack’s recent growth rates may not be indicative of its future growth; Slack may experience quarterly fluctuations in its results of operations due to a number of factors that make its future results difficult to predict and could cause its results of operations to fall below analyst or investor expectations or to fluctuate more than expected; Slack may fail to manage its growth effectively and may be unable to execute its business plan or maintain high levels of service and customer satisfaction; real or perceived errors, failures, vulnerabilities, or bugs in Slack could harm Slack’s business, results of operations, and financial condition; a security incident may allow unauthorized access to Slack’s systems, networks, or data or the data of organizations on Slack, harm its reputation, create additional liability, and harm its financial results; any actual or perceived failure by Slack to comply with privacy, data protection, information security, consumer privacy, data residency, or telecommunications laws, regulations, government access requests, and obligations in one or multiple jurisdictions could result in proceedings, actions, or penalties against Slack and could harm its business and reputation; the risk of interruptions or performance problems, including a service outage, associated with Slack’s technology or infrastructure; the market and software categories in which Slack participates are competitive, new, and rapidly changing, and if it does not compete effectively with established companies as well as new market entrants its business, results of operations, and financial condition could be harmed; a protracted infringement claim, a claim that results in a significant damage award, or a claim that results in an injunction could harm Slack’s results of operations; adverse general economic and market conditions; Slack’s ability to attract and retain qualified employees and key personnel; changes in foreign exchange rates; general political or destabilizing events, including war, conflict or acts of terrorism; and other risks and uncertainties. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Slack’s views as of the date of this press release. Slack anticipates that subsequent events and developments will cause its views to change. Slack undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Slack’s views as of any date subsequent to the date of this press release.
Additional information regarding these and other factors that could affect Slack’s results is included in Slack’s SEC filings, which may be obtained by visiting our Investor Relations website at investor.slackhq.com or the SEC's website at www.sec.gov.
Earnings Webcast
Slack will hold a public webcast at 2:00 p.m. PDT today to discuss the results for its second quarter fiscal 2020. The live public call can be accessed by dialing (866) 211-3197 within the U.S., and (647) 689-6597 internationally. The conference ID is 5175868. The webcast replay, and audio download will also be available on our Investor Relations website at investor.slackhq.com.
About Slack
Slack is where work happens. Slack is a new layer of the business technology stack that brings together people, applications and data – a hub for collaboration where people can effectively work together, access critical applications and services, and find important information to do their best work. People around the world use Slack to connect their teams, unify their systems and drive their business forward.
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Slack and the Slack logo are trademarks of Slack Technologies, Inc. or its subsidiaries in the U.S. and/or other countries. Other names and brands may be claimed as the property of others.
CONTACTS:

Jesse Hulsing	Karesha McGee
Investor Relations	Media Relations
ir@slack.com	pr@slack.com

SLACK TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2018	2019	2018
Revenue	$144,973	$92,018	$279,794	$172,937
Cost of revenue	31,106	11,361	49,680	21,462
Gross profit	113,867	80,657	230,114	151,475
Operating expenses:
Research and development	217,769	35,182	268,872	70,592
Sales and marketing	136,392	53,553	203,230	95,721
General and administrative	123,356	25,608	160,100	45,176
Total operating expenses	477,517	114,343	632,202	211,489
Loss from operations	(363,650)	(33,686)	(402,088)	(60,014)
Other income (expense), net	3,111	2,085	10,188	3,887
Loss before income taxes	(360,539)	(31,601)	(391,900)	(56,127)
Provision (benefit) for income taxes	(923)	85	(403)	435
Net loss	(359,616)	(31,686)	(391,497)	(56,562)
Net income (loss) attributable to noncontrolling interest	(54)	174	1,397	180
Net loss attributable to Slack common stockholders	$(359,562)	$(31,860)	$(392,894)	$(56,742)
Basic and diluted net loss per share:
Net loss per share attributable to Slack common stockholders, basic and diluted	$(0.98)	$(0.26)	$(1.58)	$(0.47)
Weighted-average shares used in computing net loss per share attributable to Slack common stockholders, basic and diluted	368,533	120,900	249,222	119,930

SLACK TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	July 31, 2019	January 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$498,275	$180,770
Marketable securities	287,072	660,301
Accounts receivable, net	72,538	87,438
Prepaid expenses and other current assets	60,289	54,213
Total current assets	918,174	982,722
Restricted cash	38,490	20,490
Strategic investments	17,496	12,334
Property and equipment, net	107,513	88,359
Intangible assets, net	13,137	15,203
Goodwill	48,598	48,598
Other assets	32,306	31,250
Total assets	$1,175,714	$1,198,956
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,476	$16,613
Accrued compensation and benefits	65,909	46,151
Accrued expenses and other current liabilities	42,866	29,809
Deferred revenue	285,016	239,825
Total current liabilities	402,267	332,398
Deferred revenue, noncurrent	1,507	2,048
Other liabilities	22,157	22,904
Total liabilities	425,931	357,350
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock	—	1,392,101
Common stock	54	13
Additional paid-in-capital	1,796,988	105,633
Accumulated other comprehensive loss	(119)	(498)
Accumulated deficit	(1,058,457)	(665,563)
Total Slack Technologies, Inc. stockholders’ equity	738,466	831,686
Noncontrolling interest	11,317	9,920
Total stockholders’ equity	749,783	841,606
Total liabilities and stockholders’ equity	$1,175,714	$1,198,956

SLACK TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2018	2019	2018
Cash flows from operating activities:
Net loss	$(359,616)	$(31,686)	$(391,497)	$(56,562)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	6,781	3,848	12,657	6,663
Loss on disposal of property and equipment	—	1,875	—	2,165
Stock-based compensation	285,787	1,638	289,426	7,756
Amortization of deferred contract acquisition costs	1,827	637	3,290	1,090
Net amortization of bond premium on debt securities available for sale	(655)	(431)	(1,736)	(565)
Change in fair value of strategic investments	141	(349)	(2,884)	(349)
Other non-cash charges	(396)	145	(359)	298
Changes in operating assets and liabilities:
Accounts receivable	(362)	(6,046)	15,258	(6,134)
Prepaid expenses and other assets	(3,699)	(10,463)	(10,161)	(10,848)
Accounts payable	(397)	3,920	(1,436)	5,541
Accrued compensation and benefits	35,056	8,156	19,758	668
Deferred revenue	29,834	22,749	44,650	43,910
Other current and long-term liabilities	6,020	7,495	9,229	11,288
Net cash provided by (used in) operating activities	321	1,488	(13,805)	4,921
Cash flows from investing activities:
Purchases of marketable securities	(34,646)	(138,073)	(59,553)	(368,049)
Maturities of marketable securities	118,265	137,941	268,951	347,191
Sales of marketable securities	166,074	6,633	166,074	6,633
Acquisition of business	—	(2,500)	—	(2,500)
Acquisition of intangible assets	—	(1,184)	—	(1,184)
Purchases of property and equipment	(8,192)	(9,210)	(28,269)	(27,612)
Sales of property and equipment	—	—	—	520
Purchase of strategic investments	(2,370)	(900)	(5,470)	(900)
Proceeds from liquidation of strategic investments	—	152	2,858	152
Net cash provided by (used in) investing activities	239,131	(7,141)	344,591	(45,749)
Cash flows from financing activities:
Proceeds from exercise of stock options	7,890	1,089	10,275	1,862
Payment of contingent consideration for an acquisition	(5,000)	—	(5,000)	—
Issuance of common stock to third party	—	6,084	—	6,084
Other financing activities	(556)	—	(556)	(15)
Net cash provided by financing activities	2,334	7,173	4,719	7,931
Net increase (decrease) in cash, cash equivalents and restricted cash	241,786	1,520	335,505	(32,897)
Cash, cash equivalents and restricted cash at beginning of period	294,979	103,646	201,260	138,063
Cash, cash equivalents and restricted cash at end of period	$536,765	$105,166	$536,765	$105,166

SLACK TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands)
(Unaudited)

Calculated Billings

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2018	2019	2018
Revenue	$144,973	$92,018	$279,794	$172,937
Add: Total deferred revenue, end of period	286,523	169,363	286,523	169,363
Less: Total deferred revenue, beginning of period	(256,689)	(146,614)	(241,873)	(125,453)
Calculated Billings	$174,807	$114,767	$324,444	$216,847

Free Cash Flow

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2018	2019	2018
Net cash provided by (used in) operating activities	$321	$1,488	$(13,805)	$4,921
Purchases of property and equipment	(8,192)	(9,210)	(28,269)	(27,612)
Free Cash Flow	$(7,871)	$(7,722)	$(42,074)	$(22,691)

SLACK TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP DATA
(In thousands, except per share data)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2018	2019	2018
Reconciliation of gross profit:
GAAP gross profit	$113,867	$80,657	$230,114	$151,475
Add: Stock-based compensation and related employer payroll taxes	11,845	58	11,891	661
Add: Amortization of acquired intangible assets	559	19	1,117	19
Non-GAAP gross profit	$126,271	$80,734	$243,122	$152,155

Reconciliation of operating expenses:
GAAP research and development	$217,769	$35,182	$268,872	$70,592
Less: Stock-based compensation and related employer payroll taxes	(163,035)	(944)	(164,670)	(4,339)
Less: Amortization of acquired intangible assets	(149)	—	(299)	—
Non-GAAP research and development	$54,585	$34,238	$103,903	$66,253

GAAP sales and marketing	$136,392	$53,553	$203,230	$95,721
Less: Stock-based compensation and related employer payroll taxes	(69,321)	(248)	(69,703)	(1,452)
Less: Amortization of acquired intangible assets	(325)	(54)	(650)	(54)
Non-GAAP sales and marketing	$66,746	$53,251	$132,877	$94,215

GAAP general and administrative	$123,356	$25,608	$160,100	$45,176
Less: Stock-based compensation and related employer payroll taxes	(62,797)	(388)	(64,373)	(1,304)
Non-GAAP general and administrative	$60,559	$25,220	$95,727	$43,872

Reconciliation of loss from operations:
GAAP operating loss	$(363,650)	$(33,686)	$(402,088)	$(60,014)
Add: Stock-based compensation and related employer payroll taxes	306,998	1,638	310,637	7,756
Add: Amortization of acquired intangible assets	1,033	73	2,066	73
Non-GAAP operating loss	$(55,619)	$(31,975)	$(89,385)	$(52,185)

Reconciliation of net loss and net loss per share:
Net loss attributable to Slack common stockholders	$(359,562)	$(31,860)	$(392,894)	$(56,742)
Add: Stock-based compensation and related employer payroll taxes	306,998	1,638	310,637	7,756
Add: Amortization of acquired intangible assets	1,033	73	2,066	73
Non-GAAP net loss	$(51,531)	$(30,149)	$(80,191)	$(48,913)

GAAP net loss per share	$(0.98)	$(0.26)	$(1.58)	$(0.47)
Add: Stock-based compensation and related employer payroll taxes	0.84	0.01	1.25	0.06
Add: Amortization of acquired intangible assets	—	—	0.01	—
Non-GAAP net loss per share	$(0.14)	$(0.25)	$(0.32)	$(0.41)

Weighted-average common shares outstanding, basic and diluted	368,533	120,900	249,222	119,930